Amended Schedule C-1 dated January 1, 2022
to the
Investment Advisory Agreement Dated February 17, 2006 Between
Touchstone Funds Group Trust and Touchstone Advisors, Inc.

Listing of Funds and Fee Rates

Name of Fund	Annual Basic Fee Rate
Touchstone Active Bond Fund	0.38% on the first $200 million of assets; and 0.30% on assets over $200 million
Touchstone Anti-Benchmark International Core Equity Fund	0.45% on the first $1 billion of assets; and 0.40% on assets over $1 billion
Touchstone Credit Opportunities Fund	0.60% on all assets
Touchstone Dividend Equity Fund	0.55% on the first $1 billion of assets; and 0.50% on assets over $1 billion
Touchstone High Yield Fund	0.60% on the first $50 million of assets; 0.50% on the next $250 million of assets; and 0.45% on assets over $300 million
Touchstone Impact Bond Fund	0.30% on the first $200 million of assets; and 0.225% on assets over $200 million
Touchstone International ESG Equity Fund	0.65% on the first $1 billion of assets; and 0.60% on assets over $1 billion
Touchstone Mid Cap Fund	0.80% on the first $1 billion of assets; 0.70% on the next $500 million of assets; and 0.60% on assets over $1.5 billion
Touchstone Mid Cap Value Fund	0.75% on all assets
Touchstone Sands Capital Select Growth Fund	0.70% on the first $1 billion of assets; 0.65% on the next $500 million of assets; 0.60% on the next $500 million of assets; and 0.55% on assets over $2 billion
Touchstone Small Cap Fund	0.85% on the first $250 million of assets; 0.80% on the next $250 million of assets; and 0.70% on assets over $500 million
Touchstone Small Cap Value Fund	0.85% on all assets
Touchstone Ultra Short Duration Fixed Income Fund	0.25% on all assets

[Signature page follows]

This Schedule C-1 to the Investment Advisory Agreement is hereby executed as of the date first set above.

TOUCHSTONE FUNDS GROUP TRUST

By: /s/Terrie A. Wiedenheft     Name: Terrie A. Wiedenheft
Title: Treasurer and Controller

TOUCHSTONE ADVISORS, INC.

By: /s/Terrie A. Wiedenheft     Name: Terrie A. Wiedenheft
Title: Chief Financial Officer

By: /s/ E. Blake Moore Jr.     Name: E. Blake Moore Jr.
Title: President and Chief Executive Officer